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                                                                    Exhibit 21


                             LIST OF SUBSIDIARIES



                                                      State or Country
                                                      Of Incorporation
                                                      ----------------

      Ecusta Australia Pty. Limited                      Australia
      Ecusta Fibres Ltd.                                 Canada
      Ecusta Export Trading Corp.                        Barbados
      The Glatfelter Pulpwood Company                    Maryland
      Spring Grove Water Company                         Pennsylvania
      Glatfelter of Nevada                               Nevada
      GWS Valuch, Inc.                                   Delaware
      Glenn-Wolfe, Inc.                                  Delaware
      Mollanvick, Inc.                                   Delaware
      PHG Tea Leaves, Inc.                               Delaware
      Raboisen Zweihundertneunte                         Germany
        Vermogensverwaltungsgesellschaft
      Raboisen Zweihundertzehnte                         Germany
        Vermogensverwaltungsgesellschaft
      S&H Papier-Holding GmbH                            Germany